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                                                                    EXHIBIT 99.1

[EAXCT SCIENCES LOGO]                                              PRESS RELEASE



      FOR FURTHER INFORMATION:                    INVESTOR RELATIONS AND
      MEDIA:                                      CORPORATE COMMUNICATIONS:
      Peggy Kochenbach or Kate Jennings           Amy Hedison
      Fleishman-Hillard                           EXACT Sciences
      P: (617) 267-8223                           P: (508) 683-1252
      E: kochenbp@fleishman.com                   E: ahedison@exactsciences.com
         jenningk@fleishman.com


                    EXACT SCIENCES TO WEBCAST PRESENTATION AT
             HARRIS NESBITT GERARD "FOCUS ON HEALTHCARE" CONFERENCE


MARLBOROUGH, MASS.--DECEMBER 10, 2003--EXACT Sciences Corporation (NASDAQ: EXAS) announced today that its presentation at the Harris Nesbitt Gerard "Focus on Healthcare" Conference will be webcast live.

Don Hardison, EXACT Sciences' President and CEO, will deliver the presentation on Thursday, December 11, 2003 at 3:45 p.m. (Eastern Standard Time) at the Waldorf-Astoria Hotel in New York City. The webcast of the presentation may be accessed at EXACT Sciences' website, WWW.EXACTSCIENCES.COM, through the Investor Relations page. An archived version of the webcast will be available for 30 days following the live presentation.

ABOUT EXACT SCIENCES CORPORATION
EXACT Sciences Corporation is a pioneer in applying genomics to solve large clinical needs. Its DNA-based assay, PreGen-Plus(TM), is intended for the early detection of colorectal cancer in the average-risk population. The Company also has developed PreGen-26(TM), intended to detect colorectal cancer in a high-risk group of patients. Colorectal cancer, which is the most deadly cancer among non-smokers, is curable if detected early. Despite the availability of colorectal cancer screening and diagnostic tests for more than 20 years, however, the rate of early detection of colorectal cancer remains low, and deaths from colorectal cancer remain high. EXACT Sciences believes its genomics-based technologies will enable early detection of colorectal cancer so that more people can be effectively treated. Founded in 1995, EXACT Sciences is based in Marlborough, Mass. Detailed information on EXACT Sciences and PreGen-Plus can be found on the World Wide Web at WWW.EXACTSCIENCES.COM and www.pregenplus.com.



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